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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                ---------------------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 24, 2000
Date of earliest event reported:  June 20, 2000


                              AXA FINANCIAL, INC.
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            (Exact name of registrant as specified in its charter)



      Delaware               1-11166                13-3623351
-------------------   -----------------------  -----------------------
  (State or other    (Commission File Number)     (IRS Employer
  jurisdiction of                               Identification No.)
   incorporation)


     1290 Avenue of the Americas
         New York, New York                          10104
   -------------------------------                 ----------
   (Address of principal executive                 (Zip Code)
              offices)

                                (212) 554-1234
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             (Registrant's telephone number, including area code)

                                     None
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            (Former name or address, if changed since last report)





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ITEM 5.     OTHER EVENTS

$400 MILLION SENIOR DEBT OFFERING

      Pursuant to a preliminary prospectus supplement subject to completion, dated July 24, 2000, to a prospectus dated March 27, 1998, AXA Financial, Inc. ("AXA Financial") is offering $400 million of its senior debt securities in a public offering underwritten by Donaldson, Lufkin & Jenrette Securities Corporation, Banc of America Securities LLC, Chase Securities Inc., Credit Suisse First Boston Corporation, UBS Warburg LLC, Banc One Capital Markets, Inc., FleetBoston Robertson Stephens Inc. and Salomon Smith Barney Inc. The net proceeds of the offering are expected to be used to repay a portion of the debt incurred in connection with the acquisition of Sanford C. Bernstein described below.

ALLIANCE AGREEMENT TO ACQUIRE SANFORD C. BERNSTEIN

      On June 20, 2000, Alliance Capital Management L.P. ("Alliance") issued a press release announcing that it had entered into a definitive agreement with Sanford C. Bernstein Inc. ("SCB"), pursuant to which Alliance agreed, among other things, to acquire substantially all of the assets and assume substantially all of the liabilities of SCB and its subsidiaries for consideration of approximately $1.48 billion in cash and 40.8 million units of limited partnership interest of Alliance ("Alliance Units"), subject to reduction if the client revenues of SCB fall below certain levels (the "SCB Acquisition").

      The closing of the SCB Acquisition is subject to the receipt of various regulatory approvals, the maintenance of a minimum SCB client revenue base and approval of the unit holders of Alliance Capital Management Holding L.P. ("Alliance Holding") and other conditions. In connection with the SCB Acquisition, AXA Financial entered into a financing agreement, dated as of June 20, 2000, with Alliance (the "Financing Agreement"), pursuant to which AXA Financial agreed to finance the cash portion of the SCB Acquisition through the purchase of 32,619,775 Alliance Units for an aggregate purchase price of $1.6 billion (the "June 2000 Purchase"), resulting in AXA Financial, Inc. and its affiliates owning on a consolidated basis approximately 63.0% of the economic interest in Alliance's operations or approximately 52.9% on a pro forma basis after giving effect to the issuance of the 40.8 million Alliance Units discussed above. AXA Financial completed the June 2000 Purchase on June 21, 2000. AXA Financial funded $150 million of its obligation under the Financing Agreement from internally generated funds and borrowed the remaining $1.45 billion from Bank of America, N.A., pursuant to a promissory note, dated as of June 21, 2000, due on September 22, 2000 (the "Promissory Note"). The interest rate of the Promissory Note is 7.06%. AXA Financial intends to refinance the balance outstanding on the Promissory Note prior to its maturity. In addition, AXA Financial entered into a purchase agreement with SCB and Alliance, dated as of June 20, 2000 (the "Purchase Agreement"), pursuant to which it granted SCB the right, beginning on the second anniversary of the closing of the SCB Acquisition, to cause AXA Financial to purchase, at a price equal to the average of the closing prices of the units representing assignments of beneficial ownership of limited partnership interests in Alliance Holding


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("Alliance Holding Units") for the ten trading days ending on the fifth trading day following the date of exercise of the right, the Alliance Units received by SCB as part of the consideration for the SCB Acquisition (in the aggregate, such Alliance Units are referred to herein as the "Equity Consideration"). This right is exercisable no more than once annually during each of the eight annual periods following the second anniversary of the closing of the SCB Acquisition, in an amount not to exceed 20% of the Equity Consideration per each annual period less any Restricted Units (defined below) that SCB otherwise transferred since the beginning of that annual period and subject to deferral under certain circumstances. Under the Purchase Agreement, SCB agreed not to transfer 38 million of the Alliance Units received by it as part of the Equity
Consideration (the "Restricted Units") until after the second anniversary of the closing of the SCB Acquisition. SCB also agreed that the aggregate transfers of the Restricted Units will not exceed 20%, 40%, 60% and 80% of the Equity Consideration at any time prior to and on the third, fourth, fifth and sixth anniversaries of the closing, respectively. AXA Financial has a right of first refusal on transfers of Restricted Units to third parties (but not on exchanges of Restricted Units for Alliance Holding Units or subsequent transfers of those Units).

DISABILITY INCOME REINSURANCE TRANSACTION

      During July 2000, The Equitable Life Assurance Society of the United States ("Equitable Life") transferred, at no gain or loss, all the risk of its directly written Disability Income business for years 1993 and prior, to Centre Life Insurance Company, a subsidiary of Zurich Financial Services. The transfer of the risk to Centre Life Insurance was accomplished through an indemnity reinsurance contract. The cost of the arrangement will be amortized over the expected lives of the contracts reinsured and will not have a significant impact on the results of operations in any specific period. Equitable Life discontinued writing Disability Income business in 1997.

LEGAL PROCEEDINGS UPDATE

      In the previously disclosed Cole litigation, in April 2000, the Appellate Division, First Department unanimously affirmed, with costs, the decisions of the lower court dismissing all of plaintiffs' claims and denying plaintiffs' motion for class certification. In June 2000, the Appellate Division denied plaintiffs' motion for reargument or, in the alternative, leave to appeal to the New York Court of Appeals.

      In the previously disclosed Kane litigation, the plaintiff's claims have been settled on an individual basis and the action has been dismissed.

      In June 2000, an action entitled Raymond Patenaude v. The Equitable Life Assurance Society of the United States, AXA Advisors, LLC and Equitable Distributors, Inc. was commenced in the Superior Court of California, County of San Diego, under California consumer protection statutes. The named plaintiff purports to act as a private attorney general on behalf of the general public of the State of California. The complaint alleges that the defendants engaged in fraudulent and deceptive practices in connection with the marketing and sale of deferred annuity products to fund tax-qualified contributory retirement plans. On behalf of the named plaintiff and the general public, the complaint asserts claims for unlawful, unfair or fraudulent business acts and practices and for false or misleading advertising. On behalf of the named plaintiff alone, the complaint alleges claims for fraud, fraudulent concealment and deceit, negligent misrepresentation and negligence. The complaint seeks injunctive relief, restitution for members of the general public of the State of California who have been harmed by defendants' conduct, compensatory and punitive damages on behalf of the named plaintiff, and attorneys' fees, costs and expenses. The defendants' time to respond to the complaint has not yet expired. Although the outcome of litigation cannot be predicted with certainty, particularly in the early stages of an action, our management


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believes that the ultimate resolution of this litigation should not have a material adverse effect on the financial position of AXA Financial. Our management cannot make an estimate of loss, if any, or predict whether or not any such litigation will have a material adverse effect on our results of operations in any particular period.

      In January 2000, the California Supreme Court denied Equitable Life's petition for review of an October 1999 decision by the California Court of Appeal which reversed the dismissal by the Superior Court of Orange County, California of an action entitled BT-I v. The Equitable Life Assurance Society of the United States. The action was commenced in 1995 by a real estate developer in connection with a limited partnership formed in 1991 with Equitable Life on behalf of Prime Property Fund ("PPF"). Equitable Life serves as investment manager for PPF, an open-end, commingled real estate separate account of Equitable Life for pension clients. Plaintiff alleges, among other claims, that Equitable Life breached its fiduciary duty as general partner of the limited partnership principally in connection with the 1995 purchase and subsequent foreclosure by Equitable Life on behalf of PPF of the loan which financed the partnership's property. In reversing the Superior Court's dismissal of the plaintiff's claims, the Court of Appeal held that a general partner who acquires a partnership obligation breaches its fiduciary duty by foreclosing on partnership assets. The case was remanded to the Superior Court for further proceedings, and in May 2000, the court scheduled a jury trial for February 2001. The plaintiff seeks compensatory and punitive damages. Although the outcome of litigation cannot be predicted with certainty, Axa Financial's management believes that the ultimate resolution of this matter should not have a material adverse effect on the financial position of Axa Financial. Axa Financial's management cannot make an estimate of loss, if any, or predict whether or not this matter will have a material adverse effect on Axa Financial's results of operations in any particular period.

      On or about January 31, 2000, Ameriserve Food Distribution, Inc. ("Ameriserve"), its parent company, Nebco Evans Holding Company ("NEHC"), and related corporations, filed Chapter 11 petitions in the U.S. Bankruptcy Court for the District of Delaware. Over a period of several years, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") provided investment banking services to Ameriserve and NEHC, including participating in the distribution of their securities. A Donaldson, Lufkin & Jenrette, Inc. ("DLJ") merchant banking affiliate was for a time an investor in Ameriserve, and an employee of DLJSC and an employee of a DLJ merchant banking affiliate were members of the board of directors of Ameriserve. In the Bankruptcy Court proceedings discovery has been sought from DLJ and its affiliates in connection with their relationships with these companies. In addition, the staff of the Securities and Exchange Commission has issued an informal request for information, and the U.S. Attorney's Office for the Eastern District of New York has issued a grand jury subpoena requesting information. DLJ and its affiliates are cooperating with these discovery requests. No claim has been brought against DLJ or its affiliates to date.

      Between September 1995 and October 1998, DLJSC was named as a defendant in six separate actions filed by



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institutional investors who invested and lost approximately $300 million in three hedge funds (the "Funds") managed by David Askin ("Askin"). The Funds filed for bankruptcy in April 1994. All six complaints have been consolidated for discovery purposes and are currently pending in the U.S. District Court for the Southern District of New York. The defendants are Askin, Askin Capital Management ("ACM", Askin's management company), and two securities dealers (including DLJSC) that sold collateralized mortgage obligations to the Funds. The only claim against DLJSC that has survived a motion to dismiss is aiding and abetting common law fraud. The complaints allege that DLJSC aided and abetted an alleged fraud of the investors by Askin and ACM by selling securities that were inconsistent with the Funds' investment objectives and by providing inaccurate monthly mark-to-market prices for securities purchased by the Funds. The actions seek joint and several recovery of rescissionary, compensatory, and punitive damages. DLJSC's motion for summary judgment on the plaintiffs' claims is currently pending. DLJSC itends to defend itself vigorously against all of the allegations contained in the complaints.

      In August 1997, DLJSC was named as a defendant in another action arising out of the bankruptcy of the Funds. This action was brought by the "Litigation Advisory Board," an entity created by the Funds' plan of liquidation to pursue all unresolved claims held by the Funds. The action is currently pending in the U.S. District Court for the Southern District of New York. The only claims against DLJSC that have survived a motion to dismiss are for breach of contract. Generally, the lawsuit alleges that the Funds were damaged when DLJSC issued allegedly improper margin calls and liquidated the Funds' reverse repurchase positions at less than fair market value. The complaint alleges that the Funds' investors lost over $400 million in equity, but does not specify the amount of damages that the Funds themselves claim to have suffered as a result of the allegations made in this complaint. DLJSC intends to defend itself vigorously against all of the allegations contained in the complaint.

      Although there can be no assurance, DLJ's management does not believe that the ultimate outcome of the matters described above to which DLJSC is a party will have a material adverse effect on DLJ's consolidated financial condition. At this time, DLJ's management cannot predict whether or not these matters will have a material adverse effect on DLJ's results of operations in any particular period.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c) Exhibits

      23.1  Consent of PricewaterhouseCoopers LLP




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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the under signed hereunto duly authorized.

                                    AXA FINANCIAL, INC.
                                    (Registrant)

                                    By  /s/    KEVIN R. BYRNE
                                        --------------------------------
                                        Name:  Kevin R. Byrne
                                        Title: Senior Vice President
                                                and Treasurer

DATE:  July 24, 2000

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